INVESTOR CONTACTS:

Todd Fromer / Garth Russell

KCSA Worldwide

(212) 896-1215 / (212) 896-1250

tfromer@kcsa.com / grussell@kcsa.com

4Kids Entertainment Reports Second Quarter 2007 Results

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NEW YORK, August 9, 2007 – 4Kids Entertainment, Inc. (NYSE: KDE), a global provider of children’s entertainment and merchandise licensing, today announced financial results for the quarter ended June 30, 2007.

Net revenues in the second quarter of 2007 totaled $12.0 million from continuing operations as compared to $16.7 million for the same period last year. The Company’s net loss for the quarter ended June 30, 2006 was $(2.2) million, or $(0.17) per diluted share (consisting of a loss from continuing operations for the second quarter of 2007 of $(2.2) million, or $(0.17) per diluted share) as compared to net income of approximately $34,000, or $0.00 per diluted share, in the second quarter of 2006 (consisting of a loss from continuing operations for the second quarter of 2006 of $(0.6) million, or $(0.05) per diluted share and income from discontinued operations of $0.7 million or $0.05 per diluted share) . The diluted weighted average common shares outstanding for the quarter ended June 30, 2007 was 13,195,054 shares compared with 13,090,901 shares for the quarter ended June 30, 2006. The Company reported the results of Summit Media, its media buying subsidiary, as a discontinued operation since its operation ceased in June 2006.

For the six months ended June 30, 2007, net revenues totaled $26.9 million compared to $35.9 million from the same period last year. The Company’s net loss for the six months ended June 30, 2007 was $(2.4) million, or $(0.18) per diluted share (consisting of loss from continuing operations of $(2.4) million, or $(0.18) per diluted share), as compared to net income for the six months ended June 30, 2006 of $1.6 million, or $0.12 per diluted share (consisting of income from continuing operations of $1.0 million, or $0.08 per diluted share and income from discontinued operations of $0.6 million, or $0.04 per diluted share). The diluted weighted average common shares outstanding for the six months ended June 30, 2007 were 13,189,199 shares compared with 13,370,177 shares for the six months ended June 30, 2006.

“Although we are disappointed by the Company’s overall financial results for the second quarter of 2007, the Company continued to take the necessary steps to build for the future” said Alfred R. Kahn, 4Kids Entertainment’s Chairman and Chief Executive Officer. “In the first half of the year, we invested over $3 million in the Company’s digital assets, our 4Kids.TV website, our new trading card company, TC Digital Games LLC and our new website company, TC Websites LLC which is building out the www.chaoticgame.com website. We are also encouraged by the performance of the ‘Teenage Mutant Ninja Turtles’ property in the first half of 2007 spurred on by the successful theatrical release of the new Turtles movie, 'TMNT' in March 2007”, said Kahn.

“We are excited about the much anticipated launch of the Chaotic card game and website, www.chaoticgame.com, which we expect will occur this October. We are also looking forward to the new 2007 – 2008 4Kids TV season on Fox when we will be broadcasting new episodes of Chaotic and Viva Piñata as well as launching the popular Dinosaur King animated series from Sega. We anticipate that some of our newer properties will begin to contribute to our revenues in the second half of the year joining our core properties, including ‘Yu-Gi-Oh!’, ‘Teenage Mutant Ninja Turtles’, ‘Cabbage Patch Kids’ and ‘The Dog’,” concluded Kahn.

About 4Kids Entertainment

Headquartered in New York City with an international office in London, 4Kids Entertainment, Inc. (NYSE: KDE), is a global provider of children's entertainment and merchandise licensing. 4Kids, through its wholly owned subsidiaries, provides domestic and international merchandise licensing; product development; television, film, music and home video production and distribution; and Web site development. For further information, please visit the Company's Web sites at www.4KidsEntertainment.com and www.4Kids.TV.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company's properties and other factors could cause actual results to differ materially from the Company's expectations.

(Tables follow)

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4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2007 and DECEMBER 31, 2006

(In thousands of dollars, except share data)

Assets	2007		2006
Current assets:	(Unaudited	)
Cash and cash equivalents	$18,796		$18,066
Investments	86,849		92,910
Total cash, cash equivalents and investments	105,645		110,976

Accounts receivable - net	18,469		27,944
Prepaid income taxes	5,689		5,924
Prepaid expenses and other current assets	4,843		3,916
Current assets from discontinued operations	372		326
Deferred income taxes	799		707
Total current assets	135,817		149,793

Property and equipment - net	2,573		2,126

Other assets:
Accounts receivable - noncurrent, net	295		138
Investment in unconsolidated affiliate	3,983		2,702
Film and television costs - net	15,279		14,827
Non-current assets from discontinued operations	926		1,333
Deferred income taxes - noncurrent	3,897		1,733
Other assets – net	9,587		8,743
Total assets	$172,357		$181,395

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Due to licensors	$6,085		$6,536
Accounts payable and accrued expenses	9,463		14,317
Current liabilities from discontinued operations	20		20
Deferred revenue	3,181		5,014
Total current liabilities	18,749		25,887

Deferred rent	676		771

Total liabilities	19,425		26,658

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value - authorized, 3,000,000 shares; none issued	—		—
Common stock, $.01 par value - authorized, 40,000,000 shares; issued, 14,968,987 and 14,933,218 shares; outstanding 13,210,782 and 13,183,218 shares in 2007 and 2006, respectively	149		149
Additional paid-in capital	63,445		62,859
Accumulated other comprehensive income	1,491		1,329
Retained earnings	121,231		123,649
	186,316		187,986
Less cost of 1,758,205 and 1,750,000 treasury shares in 2007 and 2006, respectively	33,384		33,249
	152,932		154,737
Total liabilities and stockholders’ equity	$172,357		$181,395

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(In thousands of dollars, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net revenues	$12,009	$16,672	$26,940	$35,925

Costs and expenses:
Selling, general and administrative	10,176	10,285	19,139	18,562
Production service costs	1,788	3,155	3,568	6,031
Amortization of television and film costs	1,444	1,371	3,131	3,017
Amortization of 4Kids TV broadcast fee	3,825	4,874	8,244	9,682
Total costs and expenses	17,233	19,685	34,082	37,292

Loss from operations	(5,224)	(3,013)	(7,142)	(1,367)

Interest income	1,480	1,009	2,567	1,896

(Loss) income before income taxes	(3,744)	(2,004)	(4,575)	529

Benefit from income taxes	(1,598)	(1,382)	(2,275)	(477)

Loss from unconsolidated operations –	(67)	—	(118)	—
net of a tax benefit

(Loss) income from continuing operations	(2,213)	(622)	(2,418)	1,006

Income from discontinued operations	—	656	—	576

Net (loss) income	$(2,213)	$34	$(2,418)	$1,582

Per share amounts:
Basic (loss) earnings per common share
Continuing Operations	$(0.17)	$(0.05)	$(0.18)	$0.08
Discontinued Operations	—	0.05	—	0.04
Basic (loss) earnings per common share	$(0.17)	$0.00	$(0.18)	$0.12

Diluted (loss) earnings per common share
Continuing Operations	$(0.17)	$(0.05)	$(0.18)	$0.08
Discontinued Operations	—	0.05	—	0.04
Diluted (loss) earnings per common share	$(0.17)	$0.00	$(0.18)	$0.12

Weighted average common shares
outstanding - basic	13,195,054	13,090,901	13,189,199	13,083,937

Weighted average common shares
outstanding - diluted	13,195,054	13,090,901	13,189,199	13,370,177